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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) March 2, 2006
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                            EXOBOX TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   88-0456274
                      (IRS Employer Identification Number)

                          6303 Beverly Hill, Suite 210
                              Houston, Texas 77057
                    (Address of principal executive offices)

                           Robert B. Dillon, President
                            Exobox Technologies Corp.
                          6303 Beverly Hill, Suite 210
                              Houston, Texas 77057
                     (Name and address of agent for service)

                                 (713) 781-6173
          (Telephone number, including area code of agent for service)


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ITEM 8.  OTHER EVENTS

Item 8.01 - Other Events.

         On March 2, 2006 Exobox Technologies Corp., a Nevada corporation (the "Company") received a communication from a Las Vegas lawyer threatening to commence litigation against the Company, the Company's counsel, the Company's transfer agent and other named and unnamed persons claiming an ownership interest in shares of common stock of the Company owned by three other shareholders of record. It is unknown to the Company's management whether or not the claimant has any interest in the shares of common stock owned by the other three shareholders.

         If named as a defendant, the Company will defend vigorously.

EXOBOX TECHNOLOGIES CORP.



By:/s/Robert B. Dillon
   -----------------------------------------
      Robert B. Dillon, President

Dated: March 3, 2006